              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                                 From              To        Days
                                                                                 -----            -----      ----
Current Interest Period                                                         2/15/2000        3/14/2000    29

Series Allocation Percentage                                                               100.00%


Initial Principal Balance                                                         $375,000,000.00
Outstanding Principal Balance                                                     $375,000,000.00
Principal Balance of Receivables for Determination Date                           $711,056,520.46
Amount Invested in Receivables on Series Issuance Date                            $375,000,000.00
Initial Invested Amount                                                           $375,000,000.00
Invested Amount at the Beginning of Period                                        $375,000,000.00
Invested Amount                                                                   $375,000,000.00
Required Subordinated Amount                                                      $ 60,484,583.58
Excess Funded Amount                                                              $          0.00

Available Subordinated Amount (previous period)                                   $107,601,558.96
Incremental Subordinated Amount (previous period)                                 $ 12,877,017.93

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                          $  1,875,000.00
Yield Supplement Account Beginning Balance                                        $  1,875,000.00
Yield Supplement Account Required Amount                                          $  1,875,000.00

Reserve Fund Initial Deposit                                                      $  1,875,000.00
Reserve Fund Required Amount                                                      $  1,875,000.00
Reserve Fund Beginning Balance                                                    $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance                                  $          0.00
Yield Supplement Account Draw Amount                                              $          0.00
Outstanding Carryover Amount - Ending Balance                                     $          0.00
Yield Supplement Account Balance - Ending Balance                                 $  1,875,000.00
Yield Supplement Account Required Deposit Amount                                  $          0.00

Reserve Fund Draw Amount                                                          $          0.00
Reserve Fund Ending Balance                                                       $  1,875,000.00
Reserve Fund Required Deposit Amount                                              $          0.00

1-month LIBOR Rate (annualized)                                                         5.8850000%
Certificate Coupon (annualized)                                                         6.0450000%
Prime Rate (annualized)                                                                 8.7500000%
Servicing Fee Rate (annualized)                                                             1.000%
Excess Spread                                                                           1.8650000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                           $716,473,894.77
Pool Balance at the Ending of Period                                              $721,173,263.26
Average Aggregate Principal Balance                                               $718,823,579.02


Aggregate Principal Collections                                                   $352,587,145.04
New Principal Receivables                                                         $359,667,522.68
Receivables Added for Additional Accounts                                         $          0.00
Investor Default Amount                                                           $          0.00
Net Losses                                                                        $          0.00
Monthly Interest Accrued, but not Paid                                            $          0.00
Ineligible Receivables                                                            $    182,394.00
Ineligible Receivables in Prior Collection Period                                 $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                        $          0.00

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off                                             $          0.00
Spread Over Prime for Portfolio                                                              0.16%
Weighted Average Interest Rate                                                               8.91%



 PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
 --------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                  0.00%

 PORTFOLIO AND DEALERSHIP STATISTICS
 -----------------------------------

 Used Vehicle Receivables' Balance                                $ 40,592,807.28
 Used Vehicle Percentage                                                    5.629%
 Used Vehicle Percentage During Last Collection Period                      5.901%
 Early Amortization Event?                                              NO
 Largest Dealer or Dealer Affiliation Balance                     $ 21,417,267.98
 Largest Dealer Percentage                                                  2.989%

 Aggregate Principal Amount of Receivables of Dealers over 2%     $ 11,450,631.96
 Aggregate % Principal Amount of Receivables of Dealers over 2%             1.588%

 SUMMARY OF COLLECTIONS
 ----------------------

 Aggregate Amount of Collections                                  $391,883,271.80
 Aggregate Amount of Interest Collections                         $  5,389,242.01
 Investment Proceeds                                              $          0.00
 Aggregate Amount of Principal Collections                        $386,494,029.79
 Asset Receivables Rate                                                     8.276%
 Use Asset Receivables Rate?                                            NO
 Carryover Amount (this Distribution Date)                                    N/A
 Total Carryover Amount                                                       N/A

 PAYMENT RATE INFORMATION
 ------------------------

 Monthly Payment Rate                                                  49.05%
 Previous Collection Period Monthly Payment Rate                       54.58%
 Monthly Payment Rate 3 months ago                                     50.44%
 3-month Average Payment Rate                                          51.36%
 12-month Minimum Payment Rate                                         49.05%
 Early Amortization Event?                                              NO

 ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
 ---------------------------------------------

 Extend Revolving Period?                                              YES
 Last Day of Revolving Period                                          N/A
 Invested Amount as of Last Day of Revolving Period                    N/A
 Accumulation Period Length (months)                                   N/A
 First Accumulation Date                                         TO BE DETERMINED
 Expected Final Payment Date                                           N/A
 Required Participation Percentage                                     4.00%
 Principal Funding Account Balance                                  $  0.00
 Principal Payment Amount                                           $  0.00
 Controlled Deposit Amount                                          $  0.00

 TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
 ------------------------------------------

 Certificateholders
 -------------------
 i.    Monthly Interest Distribution                              $  1,826,093.75
 ii.   Monthly Servicing Fee Distribution                         $    312,500.00
 iii.  Reserve Fund Deposit Amount Distribution                   $          0.00
 iv.  Investor Default Amount Distribution                        $          0.00
 v.  Outstanding Carryover Amount Distribution                    $          0.00
 vi. Yield Supplement Account Deposit Amount Distribution         $          0.00
                                                                  ---------------
             Excess Servicing                                     $    682,117.19

 Excess Servicing (Previous Period)                               $    639,106.35


 DEFICIENCY AMOUNT
 -----------------

 Deficiency Amount                                                $           0.0
 Draw Amount                                                      $           0.0


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                   ---------

                    Collections                           Accrual          Distribution
                ------------------                  ------------------   ----------------
From:                    15-Feb-00
To:                      14-Mar-00
Days:                           29

LIBOR Rate               5.8850000%
(1 month)

Series #                 1     Active
VCI Rating:             N/A

              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              ---------------------------------------------------

                         Series                                            Excess      Required        Required        Outstanding
Series    Series         Allocation      Invested         Subordinated     Funded    Participation    Participation     Certificate
Number    Name           Percentage       Amount             Amount        Amount     Percentage        Amount           Balance
--------  ---------      -----------   ---------------    --------------   ------    -------------   --------------     -----------
          Trust                        $375,000,000.00    $60,484,583.58     $0.00       N/A        $15,000,000.00
        1 Series 1996-1    100.00%     $375,000,000.00    $60,484,583.58     $0.00       4.00%      $15,000,000.00   $375,000,000.00

                                               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                             SERVICING CERTIFICATE
                                                             ---------------------

INITIAL AMOUNTS                                                                               EXCESS SPREAD
---------------                                                                               CALCULATION
                                                                                           --------------------

Initial Invested Amount                            $375,000,000.00             Weighted Average Rate Charged to Dealers   8.91%
Invested Amount                                    $375,000,000.00             LIBOR                                      5.89%
Controlled Accumulation Amount                     $          0.00             Certificate Rate (LIBOR+16 b.p.)           6.05%
Required Subordinated Amount                       $ 60,484,583.58             Servicing Fee Rate                         1.00%
Annualized Servicing Fee Rate                                 1.00%            Investor Net Losses                        0.00%
First Controlled Accumulation Date                  TO BE DETERMINED                                                      ----
Accumulation Period Length (months)                      N/A                   Excess Spread                              1.87%
Expected Final Payment Date                              N/A
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%


SERIES 1996-1 MONTHLY REPORTING
--------------------------------
                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
-----------------------------------------------    ---------------     ---------------     --------------------    --------

Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $60,484,583.58       $0.00
  Floating Allocation Percentage                             52.34%              52.34%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $386,494,029.79     $386,494,029.79             N.A.              N.A.
New Principal Receivables                           359,667,522.68     $359,667,522.68             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $60,376,192.35       $0.00
  Floating Allocation Percentage                             52.00%              52.00%


Non-Principal Receivables
-----------------------------------------------

Interest Collections                               $  2,820,710.94
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1


                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------------           ------------------     ------------------
Available Subordination Amount (Previous)             $107,601,558.96        $107,408,387.28
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    639,106.35        $    193,171.68
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $108,240,665.31        $107,601,558.96

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 60,484,583.58        $ 66,448,446.50

Incremental Subordinated Amount                       $  6,913,155.01        $ 12,877,017.93
  Overconcentration Amount                            $ 11,450,631.96        $ 11,906,895.27

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
----------------------------------------

Available Interest Collections                        $  5,389,242.01        $  5,059,381.96
  Certificateholder Interest Collections              $  2,820,710.94        $  2,684,470.93
  Subordinate Interest Collections                    $    454,958.74        $    475,677.13
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  5,150,669.68        $  5,035,148.06

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    599,019.65        $    593,012.81
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00

                  Volkswagen Credit Auto Master Trust 1996-1
   -------------------------------------------------------------------------

                  Distribution Date Statement: March 13, 2000

a.       Aggregate Amount of Collections                                                     $391,883,271.80
         Aggregate Amount of Interest Collections                                            $  5,389,242.01
         Aggregate Amount of Principal Collections                                           $386,494,029.79
         Investment Proceeds                                                                 $          0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                52.34%
         Fixed Allocation Percentage                                                                     N/A

c.       Total Amount Distributed on Series 1996-1                                           $  1,826,093.75

d.       Amount of Such Distribution Allocable to Principal on 1996-1                        $          0.00

e.       Amount of Such Distribution Allocable to Interest on 1996-1                         $  1,826,093.75

f.       Investor Default Amount                                                             $          0.00

g.       Draw Amount                                                                         $          0.00

h.       Investor Charge Offs                                                                $          0.00
         Amounts of Reimbursements                                                           $          0.00

i.       Monthly Servicing Fee                                                                          1.00%

j.       Expected Controlled Distribution Amount                                             $          0.00

k.       Invested Amount                                                                     $375,000,000.00

l.       Pool Factor                                                                                  100.00%

m.       Available Subordinated Amount                                                       $ 60,484,583.58

n.       Reserve Fund Balance                                                                $  1,875,000.00

o.       Principal Funding Account Balance                                                   $          0.00
         Yield Supplement Account Balance                                                    $  1,875,000.00